UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2022 (March 7, 2022)

CLARIVATE PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands

(State or other jurisdiction of incorporation or organization)

001-38911	N/A
(Commission File Number)	(I.R.S Employer Identification No.)

70 St. Mary Axe

London EC3A 8BE
United Kingdom

(Address of Principal Executive Offices)(Zip Code)

(44) 207-433-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares	CLVT	New York Stock Exchange
5.25% Series A Mandatory Convertible Preferred Shares, no par value	CLVT PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Christie Archbold, who has served as the Chief Accounting Officer of Clarivate Plc (the “Company”), stepped down from her role on March 7, 2022.

Michael Easton, age 49, will assume the role of Senior Vice President, Finance and Chief Accounting Officer of the Company effective as of June 6, 2022. Mr. Easton most recently served as Senior Vice President – Finance and Chief Accounting Officer for IHS Markit Ltd., a position he has held since February 2017. Prior to that, Mr. Easton served as Senior Vice President - Financial Planning & Analysis for IHS Markit Ltd. (and its predecessor) from October 2012 until February 2017. Earlier in his career, Mr. Easton spent 14 years at Ernst & Young. He has a Master of Accountancy from Brigham Young University.

In connection with his appointment as Senior Vice President, Finance and Chief Accounting Officer of the Company, on March 8, 2022, the Company entered into an offer letter with Mr. Easton (the “Offer Letter”). The Offer Letter provides that Mr. Easton will receive an initial annual base salary of $450,000, a target annual incentive bonus opportunity equal to 75% of his base salary under the Company’s annual incentive plan (pro-rated for 2022) and a target annual long-term equity incentive compensation opportunity with a grant date value equal to $1,000,000 composed of 25% performance-based share units and 75% restricted share units (“RSUs”), with the initial grant of such RSUs vesting ratably, subject to Mr. Easton’s continued service to the Company, over three years on March 1, 2023, March 1, 2024 and March 1, 2025. He will also be eligible to participate in the other benefit plans generally made available to the Company’s senior executives. In addition, the Offer Letter provides that, within 15 days of his start date, Mr. Easton will be granted a one-time sign-on award of RSUs with an aggregate grant date value of $1,000,000 that will vest, subject to Mr. Easton’s continued service to the Company, as follows: 50% on March 1, 2023, 25% on March 1, 2024, and 25% on March 1, 2025.

The foregoing description of the agreement with Mr. Easton is only a summary and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2022.

Heather Matzke-Hamlin, the Company’s current Acting Chief Accounting Officer will continue in her role until Mr. Easton’s employment with the Company commences on June 6, 2022.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

No.	Description
104	The cover page from the Company's Current Report on Form 8-K dated March 11, 2022, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLARIVATE PLC

Date: March 11, 2022	By:	/s/ Jonathan Collins
	Name:	Jonathan Collins
	Title:	Executive Vice President & Chief Financial Officer